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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): March 19, 2003
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                          ALLEGIANT BANCORP, INC.
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           (Exact Name of Registrant as Specified in Its Charter)


                                  MISSOURI
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               (State or Other Jurisdiction of Incorporation)


               000-10849                               43-1262037
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        (Commission File Number)          (I.R.S. Employer Identification No.)


              10401 Clayton Road, St. Louis, Missouri     63131
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             (Address of principal executive offices)   (Zip Code)

                                314-692-8200
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            (Registrant's telephone number, including area code)

         2122 Kratky Road, St. Louis, Missouri             63114
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        (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

REGULATION FD DISCLOSURE

         Allegiant Bank ("Allegiant"), a Missouri state chartered trust company and the principal subsidiary of Allegiant Bancorp, Inc., a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Heartland Bank, a federal savings association ("Heartland"), entered into a Purchase and Assumption Agreement, dated as of March 19, 2003 (the "Purchase Agreement"). Under the Purchase Agreement, Allegiant will acquire Heartland's bank branch located at 4435 Chippewa, Saint Louis, Missouri. In addition to the branch facility, Allegiant will assume approximately $24.6 million in related deposit liabilities. Pursuant to the terms of the Purchase Agreement, Allegiant will pay a purchase price equal to the dollar amount of Heartland's assets acquired as of the closing date of the transaction less a deposit premium equal to 5.05% of all assumed deposits. Allegiant expects to close the transaction in the third quarter of 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (b) Not applicable.

         (c) Exhibits Required by Item 601 of Regulation S-K: None.





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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated March 28, 2003.


                               ALLEGIANT BANCORP, INC.


                               By /s/ Jeffrey S. Schatz
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                                  Jeffrey S. Schatz
                                  Executive Vice President and Chief Financial
                                  Officer











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